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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
ENTERCOM COMMUNICATIONS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENTERCOM COMMUNICATIONS CORP.
401 City Avenue, Suite 809
Bala Cynwyd, Pennsylvania 19004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

        NOTICE IS HERBY GIVEN that the Annual Meeting of Shareholders of Entercom Communications Corp. (the "Company") will be held at the Radnor Valley Country Club, 555 Sproul Road, Villanova, Pennsylvania 19085 on Thursday, May 13, 2004 at 10:00 a.m. (the "Annual Meeting"), for the following purposes:

  1.
  To elect two Class A directors each for a one year term expiring at the 2005 annual meeting;

  2.
  To elect five directors, in addition to Class A directors, each for a one year term expiring at the 2005 annual meeting; and

  3.
  To transact such other business as may properly come before the Annual Meeting and / or any adjournments thereof.

        If you were a shareholder of record of our Class A common stock, par value $.01 per share, or Class B common stock, par value $.01 per share, at the close of business on March 19, 2004, you may vote at the Annual Meeting.

        In the event a quorum is not present at the Annual Meeting and such meeting is adjourned to a later date at least fifteen (15) days after the initial date of the Annual Meeting, then those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matters to be considered.

By Order of the Board of Directors,

John C. Donlevie Secretary

Bala Cynwyd, Pennsylvania
April 9, 2004

Please promptly complete, date, sign and return the enclosed proxy card whether or not you plan to attend the meeting.

For directions to the meeting, please refer to
Appendix A of the Proxy Statement.

ENTERCOM COMMUNICATIONS CORP.
401 City Avenue, Suite 809
Bala Cynwyd, Pennsylvania 19004

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

May 13, 2004

        The Annual Meeting of Shareholders of Entercom Communications Corp. will be held at the Radnor Valley Country Club, 555 Sproul Road, Villanova, Pennsylvania 19085 on Thursday, May 13, 2004 at 10:00 a.m.

ABOUT THIS PROXY STATEMENT

        Our Board of Directors has sent you this proxy statement to solicit your vote at the 2004 annual meeting of shareholders, including any adjournment or postponement thereof (the "Annual Meeting"). We will pay all expenses incurred in connection with this proxy solicitation. In addition to mailing this proxy statement to you, we have hired Georgeson Shareholder to be our proxy solicitation agent for a fee of approximately $6,500 plus expenses. We also may make additional solicitations by telephone, facsimile or other forms of communication. Brokers, banks and other nominees who hold our stock for other beneficial owners will be reimbursed by us for their expenses related to forwarding our proxy materials to the beneficial owners. In this proxy statement we summarize information that we are required to provide to you under the Securities and Exchange Commission rules. This proxy statement is designed to assist you in voting your shares. The proxy materials are first being mailed on or about April 9, 2004 to all shareholders of record of our Class A and Class B common stock, par value $.01 per share, at the close of business as of March 19, 2004.

        Unless the context requires otherwise, all references in this proxy statement to Entercom Communications Corp., "Entercom," "we," "us," "our" and similar terms, refer to Entercom Communications Corp. and its consolidated subsidiaries.

PROPOSALS

        At the Annual Meeting, our shareholders will be asked to vote upon the following Proposals:

  •
  Proposal 1: Election of Class A Directors. The Board of Directors has nominated the following two persons to stand for election as a Class A directors with one-year terms expiring at the 2005 annual meeting: David J. Berkman and Daniel E. Gold.

  •
  Proposal 2: Election of Directors Other Than Class A Directors. The Board of Directors has nominated the following five persons to stand for election as directors with one-year terms expiring at the 2005 annual meeting: Joseph M. Field, David J. Field, John C. Donlevie, Edward H. West and Robert S. Wiesenthal.

INFORMATION ABOUT VOTING

        If you are a shareholder of record of our Class A common stock as of the close of business on March 19, 2004, you may vote your shares:

  •
  By Proxy: You can vote by completing, signing and dating the enclosed proxy card and returning it to us by mail in the envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you sign your card without indicating how you wish to vote, all of your shares will be voted:

    •
    FOR all of the nominees of the Board of Directors as Class A Directors;

    •
    FOR all of the nominees of the Board of Directors as directors other than Class A Directors; and

    •
    at the discretion of your proxies on any other matter that may be properly brought before the Annual Meeting; or

  •
  In Person: You may attend the Annual Meeting and vote in person.

        If you are a shareholder of record of our Class B common stock as of the close of business on March 19, 2004, you may vote your shares:

  •
  By Proxy: You can vote by completing, signing and dating the enclosed proxy card and returning it to us by mail in the envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you sign your card without indicating how you wish to vote, all of your shares will be voted:

  •
  FOR all of the nominees of the Board of Directors as directors other than Class A Directors; and

  •
  at the discretion of your proxies on any other matter that may be properly brought before the Annual Meeting; or

  •
  In Person: You may attend the Annual Meeting and vote in person.

        You may revoke your proxy before it is voted at the meeting if you: (i) send a written notice of revocation dated after the proxy date to our Corporate Secretary; (ii) send our Corporate Secretary a later dated proxy for the same shares of common stock; or (iii) attend the Annual Meeting and vote in person.

        The address for our Corporate Secretary is Entercom Communications Corp., 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania, 19004, Attention: John C. Donlevie, Secretary.

VOTING SECURITIES

        Our Amended and Restated Articles of Incorporation (the "Charter") provide that each share of Class A common stock is entitled to one vote and that each share of Class B common stock is entitled to ten votes, except: (i) any share of Class B common stock not voted by either Joseph M. Field or David J. Field, in their own right or pursuant to a proxy, is entitled to one vote; (ii) the holders of Class A common stock, voting as a single class, are entitled to elect two Class A directors; (iii) each share of Class B common stock is entitled to one vote with respect to certain "Going Private Transactions" (as defined in the Charter); and (iv) as required by law. Therefore, only shareholders of our Class A common stock at the close of business on March 19, 2004, will be entitled to vote on Proposal 1, while shareholders of our Class A common stock and our Class B common stock at the close of business on March 19, 2004 will be entitled to vote on Proposal 2.

        At the close of business on March 19, 2004, there were 43,038,081 outstanding shares of our Class A common stock, 8,431,805 outstanding shares of our Class B common stock and zero outstanding shares of our Class C common stock. Each share of Class B common stock voted by Joseph M. Field or David J. Field with respect to any proposal other then Proposal 1 is entitled to ten votes. Holders of our Class C common stock, of which there are none, would not be entitled to vote on these proposals.

INFORMATION ABOUT QUORUM AND REQUIRED VOTES

        The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter or proposal to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter or proposal. Assuming a quorum is present, votes on the proposals will be tallied as follows:

  •
  Proposal 1: Election of Class A Directors. The two persons nominated as Class A directors receiving the most votes from shares of Class A common stock will be elected.

  •
  Proposal 2: Election of Directors Other Than Class A Directors. The five persons nominated as directors other than Class A directors receiving the most votes from all shares of Class A common stock and Class B common stock will be elected.

        In the event a quorum is not present at the meeting and such meeting is adjourned to a later date at least fifteen (15) days after the initial date of the meeting, then those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matters to be considered.

        Unless otherwise required by our Bylaws or by applicable law, approval of any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of the votes cast by all holders of Class A common stock and Class B common stock present in person or by proxy; provided that if any shareholders are entitled to vote thereon as a class, such approval will require the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class who are present in person or by proxy.

        Shares of our common stock represented by proxies that are marked "withhold authority" or are marked "abstain," or which constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum. Broker non-votes occur when a nominee holding shares of our common stock for a beneficial owner has not received voting instructions from the beneficial owner and such nominee does not possess or choose to exercise discretionary authority with respect thereto. With respect to any matter to be decided by a plurality (such as the election of directors) or a majority of the votes cast at the meeting, proxies marked "withhold authority" or marked "abstain," or which constitute broker non-votes will not be counted for the purpose of determining the number of votes cast at the meeting and will have no effect on the outcome of such vote.

INFORMATION TO RELY UPON WHEN CASTING YOUR VOTE

        You should rely only on the information contained in this proxy statement. We have not authorized anyone to give any information or to make any representations in connection with this proxy solicitation other than those contained in this proxy statement. You should not rely on any information or representation not contained in this proxy statement. You should not infer under any circumstances that because of the delivery to you of this proxy statement there has not been a change in the facts set forth in this proxy statement or in our affairs since the date on this proxy statement. This proxy statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement and the accompanying material may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future results and events. You can identify these forward-looking statements by our use of words such as "anticipates," "believes," "continues," "expects," "intends," "likely," "may," "opportunity," "plans," "potential," "project," "will," and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. These forward-looking statements are subject to risks, uncertainties and other factors, some of which are beyond our control, which could cause actual results to differ materially from those forecast or anticipated in such forward-looking statements.

        You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this proxy statement. We undertake no obligation to update these statements or publicly release the result of any revisions to these statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

PROPOSALS

PROPOSAL 1
ELECTION OF CLASS A DIRECTORS

DESCRIPTION OF PROPOSAL

        Two Class A directors will be elected at the 2004 annual meeting to serve until the 2005 annual meeting. The two nominees of the Board of Directors are David J. Berkman and Daniel E. Gold. Both David J. Berkman and Daniel E. Gold are incumbent Class A directors. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the Board of Directors.

BOARD OF DIRECTORS' NOMINEES FOR CLASS A DIRECTORS

        The table below contains certain biographical information about these nominees.

David J. Berkman Director since 1999 Age: 42	David J. Berkman has served as one of our directors since the consummation of our initial public offering in January 1999. Mr. Berkman currently serves as the Managing Partner of Liberty Associated Partners, LP, a venture capital firm primarily engaged in the telecommunications, media and internet market segments. Liberty Associated Partners, LP was founded by principals of The Associated Group, Inc. which, prior to its sale in 2000, was a multi-billion dollar publicly-traded owner and operator of communications related businesses of which Mr. Berkman was Executive Vice President. He also serves on the Boards of Directors of Internet Capital Group, Inc., the Kimmel Center for the Performing Arts, and the University of Pennsylvania School of Engineering, and on the Board of Trustees of The Franklin Institute. Mr. Berkman has a B.S. from the Wharton School of the University of Pennsylvania.
Daniel E. Gold Director since 2003 Age: 68
Daniel E. Gold has served as one of our directors since May 2003. Since January 1997, Mr. Gold has served as President and CEO of Leonard Whitcup, Inc., a music publisher. During his career, Mr. Gold has served as Chairman and Director of Dynamic Broadband, Inc., CEO of the American Society of Composers, Authors and Publishers (ASCAP), President and Director of Century Communications Inc., President of Knight Ridder Broadcasting, Inc., and President of Comcast Cable, Inc. He also served as a Vice President and General Manager of CBS and Post-Newsweek Stations' radio and television stations in Washington, D.C., Philadelphia, PA, and Hartford, Conn. Mr. Gold also served as General Counsel of Westinghouse Broadcasting Company (Group W). Mr. Gold had been a member of the Boards of Directors of the National Association of Broadcasters, the National Cable Television Association, the Television Bureau of Advertising and C-SPAN. He currently serves on the Board of Directors of the Jewish Education and Vocational Service (JEVS). Mr. Gold has a BA from Stanford University and a JD from Harvard Law School.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends that you vote "FOR" each of the nominees of the Board of Directors listed above.

PROPOSAL 2
ELECTION OF OTHER DIRECTORS

DESCRIPTION OF PROPOSAL

        Five other directors will be elected at the 2004 annual meeting to serve until the 2005 annual meeting. The five nominees are Joseph M. Field, David J. Field, John C. Donlevie, Edward H. West and Robert S. Wiesenthal. Each of the nominees is an incumbent director. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the Board of Directors.

BOARD OF DIRECTORS' NOMINEES FOR OTHER DIRECTORS

        The table below contains certain biographical information about these nominees.

Joseph M. Field Chairman of the Board Director since 1968 Age: 72	Joseph M. Field founded Entercom in 1968 and has served as Chairman of the Board since our inception. Mr. Field served as our Chief Executive Officer since our inception until May 3, 2002. In addition, Mr. Field served as our President since our inception until September 1998. Before entering the broadcasting business, he practiced law for 14 years in New York (including service as an Assistant United States Attorney) and Philadelphia. Mr. Field served on the Board of Directors of the National Association of Broadcasters for the years 1992 through 1996. He currently serves on the Boards of Directors of The Philadelphia Orchestra, the Curtis Institute of Music, The Mary Louise Curtis Bok Foundation, the Settlement Music School, the American Interfaith Institute, the National Liberty Museum, the Jewish Education and Vocational Service (JEVS), and the Philadelphia Chamber Music Society. Mr. Field has a B.A. from the University of Pennsylvania and an L.L.B. from Yale Law School. Mr. Field is the father of David J. Field.
David J. Field President and Chief Executive Officer Director since 1995 Age: 41
David J. Field has served as our Chief Executive Officer since May 3, 2002, our President since 1998, and one of our directors since 1995. He also served as our Chief Operating Officer from 1996 to 2002 and Chief Financial Officer from 1992 to 1998. Mr. Field joined us in 1987 and served as our Director of Finance and Corporate Development from 1987 to 1988, Vice President-Finance and Corporate Development from 1988 to 1992, Vice President-Operations and Chief Financial Officer from 1992 to 1995 and Senior Vice-President-Operations and Chief Financial Officer from 1995 to 1996. Prior to joining us, he was an investment banker with Goldman, Sachs & Co. Mr. Field currently serves on the Boards of Directors of the National Association of Broadcasters, the Radio Advertising Bureau, the Philadelphia Zoo and The Wilderness Society. He has a B.A. from Amherst College and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Field is the son of Joseph M. Field.
John C. Donlevie Executive Vice President, Secretary, and General Counsel Director since 1989 Age: 57
John C. Donlevie has served as our Executive Vice President, General Counsel and one of our directors since 1989, our Secretary since 1998 and was our Vice President-Legal and Administrative from 1984 to 1989. Prior to joining us in 1984, Mr. Donlevie practiced law for 11 years, most recently as Corporate Counsel of Ecolaire Incorporated in Malvern, Pennsylvania. He has a B.S. in Engineering from Drexel University and a J.D. from Temple University School of Law.

Edward H. West Director since 2003 Age: 37	Edward H. West has served as one of our directors since April 2003. Mr. West currently serves as Chairman of the Board and Chief Executive Officer of ICG Commerce Inc., positions he has held since May 2002. Previously, Mr. West served as President and Chief Operating Officer of Internet Capital Group, Inc. ("ICG") from December 2001 through May 2002 and Chief Financial Officer of ICG from September 2000 through April 2002. Prior to joining ICG, Mr. West held various management positions at Delta Air Lines, Inc. ("Delta") from June 1994 until August 2000. Most recently, from September 1999 through August 2000, Mr. West was Executive Vice President and Chief Financial Officer of Delta. Mr. West has a B.A. from the Goizueta School of Business at Emory University.
Robert S. Wiesenthal Director since 2004 Age: 37
Robert S. Wiesenthal has served as one of our directors since April 2004. Mr. Wiesenthal currently serves as Executive Vice President and Chief Financial Officer, Sony Corporation of America since January 2002. In addition, since July 2000, Mr. Wiesenthal also serves as Executive Vice President and Chief Strategy Officer, Sony Broadband Entertainment. Prior to joining Sony, Mr. Wiesenthal was Managing Director at Credit Suisse First Boston from 1999 to 2000, a member of its Media Group from 1993 to 1999 and a member of its Mergers and Acquisition Group from 1986 to 1993. Mr. Wiesenthal presently serves on the Board of Directors of Panavision Inc. Mr. Wiesenthal received his B.A. degree from University of Rochester in 1987.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends that you vote "FOR" each of the nominees of the Board of Directors listed above.

MANAGEMENT INFORMATION

BOARD OF DIRECTORS

        Presently, there are seven members on our Board of Directors, including each of the nominees named herein and Herbert Kean, who is retiring from the board of directors effective at the 2004 annual meeting. Four of the seven directors are neither officers nor employees of our company. The Board of Directors met five times in 2003. Our Board of Directors has adopted certain standing committees including: (i) an Audit Committee; (ii) a Compensation Committee; (iii) a Nominating / Corporate Governance Committee; and (iv) Executive Committee.

Director Independence.

        In accordance with the commentary to Section 303A.02 of the listing standards of the New York Stock Exchange, the Board of Directors has adopted certain categorical standards to assist it in making determinations of independence (the "Independence Standards"). A copy of the Independence Standards is attached as Appendix B. The Board of Directors has determined that each of David J. Berkman, Daniel E. Gold, Edward H. West and Robert S. Wiesenthal meet the Independence Standards and each is therefore an "independent director" as defined by Section 303A.02 of the listing standards of the New York Stock Exchange.

        The Company has not made any charitable contributions to any charitable organization in which a director serves as an executive officer where, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million, or 2% of such charitable organization's consolidated gross revenues.

Committees of the Board of Directors.

        •      Audit Committee.    The Audit Committee consists of Edward H. West, Chairman, David J. Berkman and Daniel E. Gold. The Audit Committee met six times in 2003. On February 27, 2004, the Board of Directors amended and restated the charter of the Audit Committee. A copy of the Amended and Restated Audit Committee Charter is attached as Appendix C. Each of the members of the Audit Committee is independent as defined in Section 303A.02 of the listing standards of the New York Stock Exchange. No audit committee member simultaneously serves on the audit committees of more than three public companies.

        Audit Committee Financial Expert.    The Board of Directors has determined that Edward H. West is an Audit Committee Financial Expert.

        •      Compensation Committee.    The Compensation Committee consists of David J. Berkman, Chairman, Herbert Kean and Edward H. West. The Compensation Committee met three times in 2003. On February 27, 2004, the Board of Directors amended and restated the charter of the Compensation Committee. A copy of the Amended and Restated Compensation Committee Charter is posted on the Corporate Governance page of the Company's website located at http://www.entercom.com. Each of the members of the Compensation Committee is independent as defined in Section 303A.02 of the listing standards of the New York Stock Exchange.

        The Compensation Committee conducts a general review of our compensation plans to ensure that they meet corporate objectives, including review and approval of all compensation paid to our executive officers. The responsibilities of the Compensation Committee also include administering and interpreting our Employee Stock Purchase Plan and the Entercom 1998 Equity Compensation Plan, including selecting the officers, employees and other qualified recipients who will be granted awards under the Entercom 1998 Equity Compensation Plan.

        Compensation Committee Interlocks And Insider Participation.    None of the members of the Compensation Committee was at any time during the year ended December 31, 2003 an officer or employee of the Company. Except for Herbert Kean, who was Secretary of the Company from its inception through 1984, no other member of the Compensation Committee was at any time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the Company's Board of Directors or Compensation Committee.

        •      Nominating / Corporate Governance Committee.    The Nominating / Corporate Governance Committee consists of Daniel E. Gold, Chairman, David J. Berkman and Herbert Kean. The Nominating / Corporate Governance Committee met three times in 2003. On February 27, 2004, the Board of Directors amended and restated the charter of the Nominating / Corporate Governance Committee. A copy of the Amended and Restated Nominating / Corporate Governance Committee Charter is posted on the Corporate Governance page of the Company's website located at http://www.entercom.com.

        The Nominating / Corporate Governance Committee is responsible for the recommendation of criteria for selection of Board members and assisting the Board in identifying candidates for the Board of Directors. The Nominating / Corporate Governance Committee will consider nominees recommended by shareholders. Shareholders should submit any such recommendations to our Corporate Secretary. In addition, shareholders may make their own director nominations in accordance with the procedures for Shareholder Director Nominations described in this Proxy Statement under the heading "Shareholder Proposals For 2005 Annual Meeting."

        The Nominating / Corporate Governance Committee has not established any specific, minimum qualifications that the Committee believes must be met by a Committee-recommended nominee for a position on the Company's Board of Directors. While the Nominating / Corporate Governance Committee has not established any specific qualities or skills that the Committee believes are necessary for one or more of the registrant's directors to possess, the Committee may consider the following criteria in recommending candidates for election to the Board: (i) experience in corporate management, such as serving as an officer or former officer of a publicly-held company; (ii) experience in the media, communication and/or radio broadcasting industries; (iii) experience as a board member of another publicly-held company; (iv) academic expertise in the media, communication and/or radio broadcasting industries or in specific areas of the Company's operations; and (v) financial experience necessary to assist the Company in meeting its corporate governance requirements.

        The Nominating / Corporate Governance Committee identifies prospective candidates for recommendation to the Board of Directors via recommendations from other Directors, management and Company shareholders. In addition, the Committee has in the past retained the services of a professional search firm to identify prospective candidates. The Committee does not have a formal review policy for prospective Committee-recommended nominees.

        Each of the nominees, other than Robert S. Wiesenthal, was elected by the shareholders at the previous annual meeting of shareholders. Mr. Wiesenthal was recommended to the Nominating / Corporate Governance Committee by one of our investment bankers. The Board of Directors elected Mr. Wiesenthal as a director as of April 1, 2004.

        •      Executive Committee.    The Executive Committee consists of Joseph M. Field, Chairman, David J. Field and David J. Berkman. The Executive Committee did not meet in 2003 but did act once by written consent. The Executive Committee has the authority to approve, upon unanimous consent of such committee, acquisitions and expenditures for radio and radio related synergistic investments in excess of $25 million and up to $50 million.

Director Meeting Attendance.

        •      Committee and Board Meetings.    Each incumbent director attended at least 75% of the aggregate of the meetings of both the Board of Directors and the meetings of the committee(s) on which such director served during 2003.

        •      Annual Shareholder's Meetings.    The Company does not maintain a formal policy regarding director attendance at the Annual Meeting of shareholders. At the 2003 annual meeting of shareholders, all of the directors elected at such meeting were present.

Non-Management Directors

        •      Meetings.    The non-management directors of the Company meet at regularly scheduled executive sessions. At these meetings no one director presides.

        •      Communications With Non-Management Directors.    The Company has established a process for interested parties to make their concerns known to the non-management directors. See below under "Communications With Directors."

Communications With Directors

        The Company has established a mechanism to facilitate the ability for interested parties to make their concerns known to the members of the Company's Board of Directors, the non-management directors of the Company or any other group or specific individual director(s). Specifically, any interested party desiring to so communicate can either:

            (i)  Send an email to directors@entercom.com. A direct link to this email address can be found on the Corporate Governance page of the Company's website located at http://www.entercom.com. All email sent to this address (other than email regarding matters that are not in the province of the Board of Directors) will be distributed in print form to directors of the Company or such other sub-group thereof as may be specified by the sender. Or

           (ii)  Send a letter to Entercom Communications Corp., 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004, Attn: Director Communications. All mail sent to this address (other than mail regarding matters that are not in the province of the Board of Directors) will be distributed in print form to directors of the Company or such other sub-group thereof as may be specified by the sender.

EXECUTIVE OFFICERS

        The table below sets forth certain information regarding those persons currently serving as our Executive Officers. Biographical information on David J. Field, President and Chief Executive Officer, Joseph M. Field, Chairman of the Board, and John C. Donlevie, Executive Vice President, Secretary and General Counsel, is included above in the section entitled "Board of Directors Nominees For Other Directors."

NAME AND TITLE	AGE	PRIOR BUSINESS EXPERIENCE
David J. Field President and Chief Executive Officer	41	See "Board of Directors Nominees For Other Directors" above.
Joseph M. Field Chairman of the Board	72	See "Board of Directors Nominees For Other Directors" above.
John C. Donlevie Executive Vice President, Secretary and General Counsel	57	See "Board of Directors Nominees For Other Directors" above.
Stephen F. Fisher Executive Vice President and Chief Financial Officer	51
		Stephen F. Fisher has served as our Chief Financial Officer since 1998 and our Executive Vice President since 2000. He also served as our Senior Vice President from 1998 to 2000. Prior to joining us, Mr. Fisher was a Managing Director with a private equity firm located in Bala Cynwyd, Pennsylvania. From 1978 to 1994, Mr. Fisher held numerous operational and financial management positions with Westinghouse Broadcasting Company (now part of Viacom Inc.), including the positions of Executive Vice President, General Manager of their Los Angeles news radio station and Controller of the Radio Group. He has an M.A. from Bob Jones University and an M.B.A. from the University of South Carolina.

COMPENSATION INFORMATION

DIRECTOR COMPENSATION

        Our non-employee directors receive a fee of $2,000 for each Board meeting that they attend in person, $1,000 for each committee meeting that they attend in person and $500 for each telephonic meeting of the Board or a committee in which they participate. The chairman of the Compensation Committee and Audit Committee each receive an additional payment of $5,000 for their services on such committees. In addition, for directorial services rendered during 2003, each of our non-employee directors (other than Robert S. Wiesenthal) received 5,000 options to purchase our Class A Common Stock and 412 shares of restricted Class A Common Stock under the Entercom 1998 Equity Compensation Plan. In connection with his appointment to the Board of Directors in April 2004, Mr. Wiesenthal received 5,000 options to purchase our Class A Common Stock.

EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table provides summary information concerning compensation paid to or earned by our Chief Executive Officer and our other most highly compensated executive officers for services rendered during the years ended 2003, 2002 and 2001 (the "Named Executive Officers"):

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Other	Value of Restricted Stock Awards		Number of Securities Underlying Options Granted
David J. Field, President and Chief Executive Officer	2003 2002 2001	$656,688 550,000 450,000	$500,000 500,000 267,000	(2)	$225,150 — —	(3)	150,000 133,333 100,000
Joseph M. Field, Chairman of the Board	2003 2002 2001	505,145 550,000 600,000	— 250,000 267,000	(2)	— — —		80,000 133,333 100,000
Stephen F. Fisher, Executive Vice President and Chief Financial Officer	2003 2002 2001	353,601 325,000 300,000	300,000 300,000 175,000	(2)	180,120 184,400 —	(4) (5)	80,000 66,667 50,000
John C. Donlevie, Executive Vice President, Secretary and General Counsel	2003 2002 2001	282,881 272,500 265,000	100,000 100,000 100,000	(2)	— — —		33,333 33,333 25,000

(1)
Includes amounts accrued during the year and either paid in the subsequent year and/or recognized in the subsequent year under a deferred compensation plan.

(2)
Value of perquisites and other personal benefits paid for each of the three years presented does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

(3)
On February 25, 2003, the Company granted Mr. Field 5,000 shares of Class A common stock as Restricted Stock, which vest on February 24, 2007. The aggregate value of these shares, as of December 31, 2003, was $264,800 (based on a December 31, 2003 closing price of $52.96 per share). Pursuant to the grant instrument, these shares are not eligible to receive dividends until such shares vest and cease to be Restricted Stock.

(4)
On February 25, 2003, the Company granted Mr. Fisher 4,000 shares of Class A common stock as Restricted Stock, which vest on February 24, 2007. The aggregate value of these shares, as of December 31, 2003, was $211,840 (based on a December 31, 2003 closing price of $52.96 per share). Pursuant to the grant instrument, these shares are not eligible to receive dividends until such shares vest and cease to be Restricted Stock.

(5)
Under an employment agreement dated August 6, 2002, the Company granted Mr. Fisher 5,000 shares of Class A common stock as Restricted Stock. These shares vest as follows: 1,500 shares on January 1, 2003, 1,500 shares on January 1, 2004; and the remaining 2,000 shares on January 1, 2005. The aggregate value of these shares, as of December 31, 2003, was $264,800 (based on a December 31, 2003 closing price of $52.96 per share). Pursuant to the grant instrument, these shares are not eligible to receive dividends until such shares vest and cease to be Restricted Stock.

STOCK OPTION TABLES

        Our Named Executive Officers are eligible to receive stock option grants under the Entercom 1998 Equity Compensation Plan. The following table contains information concerning the stock option grants made to each of the Named Executive Officers, discussed above, during the year ended December 31, 2003:

Stock Option Grants for Year Ended December 31, 2003

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options Terms(1)
	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Year
				Market Price on Grant Date
Name			Exercise Price		Expiration Date
						5%	10%
David J. Field	150,000	11.1%	$45.03	$45.03	02/25/13	$4,247,869	$10,764,933
Joseph M. Field	80,000	5.9	45.03	45.03	02/25/13	2,265,530	5,741,297
Stephen F. Fisher	80,000	5.9	45.03	45.03	02/25/13	2,265,530	5,741,297
John C. Donlevie	33,333	2.5	45.03	45.03	02/25/13	943,961	2,392,184

(1)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our Class A common stock appreciates over the option term, no value will be realized from the option grants. The potential realizable value is calculated by assuming that the fair market value of our Class A common stock on the date of grant of the options appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of the appreciated price.

        The following table sets forth information concerning each option exercised by the Named Executive Officers during the year ended December 31, 2003 and option holdings at December 31, 2003 by the Named Executive Officers:

Stock Option Exercises and Year-End Value

			Number of Shares Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
David J. Field	—	$—	316,667	324,999	$4,630,033	$2,963,745
Joseph M. Field	—	—	363,889	254,999	5,309,042	2,408,645
Stephen F. Fisher	—	—	206,917	173,750	2,686,277	1,590,806
John C. Donlevie	—	—	155,140	77,082	2,983,362	707,888

(1)
Value is determined by subtracting the exercise price from the fair market value of our Class A common stock multiplied by the number of shares underlying the options. Fair market value is based on the New York Stock Exchange closing price of our Class A common stock on December 31, 2003 of $52.96 per share.

EQUITY COMPENSATION

Equity Compensation Plan Information
As Of December 31, 2003

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Employee Stock Purchase Plan	—	—	1,762,742
Entercom 1998 Equity Compensation Plan(1)	4,883,586	$41.82	1,955,414
Equity compensation plans not approved by security holders:
None	—	—	—

Total	4,883,586		3,718,156

(1)
The number of shares available for issuance under the Entercom 1998 Equity Compensation Plan contains a formula that automatically increases the number of shares available for issuance by 10% of the increase in the number of shares of outstanding common stock.

EMPLOYEE STOCK PURCHASE PLAN

        A total of up to 1,850,000 shares of our Class A common stock were authorized to be issued under the Employee Stock Purchase Plan, subject to adjustment. As of December 31, 2003, we had issued 87,258 shares of our Class A common stock under the Employee Stock Purchase Plan, leaving 1,762,742 shares authorized to be issued thereunder. Under our Employee Stock Purchase Plan, we will withhold a specified percentage (not to exceed 10%) of the compensation paid to each participant, and the amount withheld (and any additional amount contributed by the participant which together with payroll withholdings does not exceed 10% of the participant's compensation) will be used to purchase our Class A common stock on the last day of each purchase period. The purchase price will be the value of the stock on the last day of the purchase period less a discount not to exceed 15% as determined by the Compensation Committee in advance of the purchase period. The length of each purchase period shall be specified by the Compensation Committee. The maximum value of shares that a participant in the Employee Stock Purchase Plan may purchase during any calendar year is $25,000.

ENTERCOM 1998 EQUITY COMPENSATION PLAN

        Effective as of June 24, 1998, we adopted the Entercom 1998 Equity Compensation Plan, as amended (the "Plan"), in order to attract and retain our employees, employees of our subsidiaries (including employees who are officers or directors) and executive officers, and to provide incentives to our non-employee directors and certain advisors and consultants who perform services for us and our subsidiaries. The Plan provides for grants to our employees and employees of our subsidiaries (including employees who are officers or directors), our non-employee directors and certain advisors and consultants who perform services for us and our subsidiaries, of:

  •
  incentive stock options;

  •
  "nonqualified stock options" that do not qualify as incentive stock options;

  •
  restricted stock; and

  •
  stock appreciation rights.

        General.    Subject to adjustment, we may issue shares of Class A common stock up to an amount equal to 10% of our outstanding Class A, Class B and Class C common stock plus 2,500,000 shares under the Plan. Only shares of Class A common stock may be issued under the Plan. As of December 31, 2003, we had issued 39,260 shares of restricted stock and we have issued nonqualified stock options to purchase 6,271,370 shares of Class A common stock having a weighted-average exercise price of $39.76 per share. We have not issued any incentive stock options or stock appreciation rights. The number of shares for which incentive stock options may be issued under the Plan may not exceed 1,850,000 shares, subject to adjustment, and the number of shares of restricted stock that may be issued under the Plan may not exceed 925,000 shares, subject to adjustment.

        Administration of the Entercom 1998 Equity Compensation Plan.    The Plan is administered and interpreted by our Compensation Committee. Subject to the ratification or approval by the Board of Directors, if the Board retains the right, the committee has the sole authority to: (i) determine the individuals that shall be given awards; (ii) determine the terms of the awards; (iii) delegate to our Chief Executive Officer, David J. Field, the authority to make grants to certain non-executive officer employees; and (iv) deal with any other matters arising under the Plan.

        Options.    The exercise price of any incentive stock option will not be less than the fair market value of our Class A common stock on the date of the grant, or not less than 110% of the fair market value of the common stock in the case of an employee who owns more than 10% of our Class A, Class B and Class C common stock. The exercise price of any nonqualified stock option may be greater than, equal to or less than the fair market value of our Class A common stock on the date of the grant. The exercise period of an option may not exceed ten years from the date of the grant, and the exercise period of an incentive stock option granted to an employee who owns more than 10% of the Class A, Class B and Class C common stock may not exceed five years from the date of the grant. The participant may pay the exercise price in cash or, with approval of the committee, by delivering shares of common stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price or by any other method that the committee approves.

EMPLOYMENT AGREEMENTS

        David J. Field Employment Agreement. We have entered into an employment agreement with David J. Field, pursuant to which Mr. Field serves as our President and Chief Executive Officer. The initial term of this employment agreement expires on July 1, 2006; provided that the agreement automatically renews for successive one year extensions unless either party provides the other party with at least 120 days prior written notice. The employment agreement provides for a minimum base compensation of $650,000 and an annual bonus to be determined by our Compensation Committee; provided that Mr. Field's potential annual bonus for any year is 110% of his base compensation for that year. Mr. Field's salary for the year 2003 was $656,688. Beginning July 1, 2003, base compensation under the employment agreement is automatically increased each July to reflect percentage increases in the Consumer Price Index. The employment agreement entitles Mr. Field to receive grants of options to purchase shares of our Class A Common Stock as determined by our Board of Directors and/or our Compensation Committee in their discretion. In 2003, Mr. Field was allocated 150,000 stock options. Under this employment agreement, Mr. Field will also receive certain other insurance benefits as provided from time to time to our senior executive officers.

        If Mr. Field's employment is terminated either by us without "cause" or by him for "good reason," then Mr. Field will be entitled to a single severance payment equal to the greater of: (i) his base compensation and annual bonus for the remainder of the employment agreement's term, based on his highest bonus during the preceding three years; or (ii) two times his base compensation and two times his highest annual bonus for the prior three year period. If Mr. Field's "good reason" for termination is, however, as a result of our failure to renew or renegotiate his employment agreement on comparable terms prior to its expiration, Mr. Field's single severance payment shall be equal to 15 months base compensation and 15 months of the highest annual bonus paid to him during the agreement's term. In the event of a "change in control," however, if Mr. Field's employment is terminated either by us without "cause" or by him for "good reason," then Mr. Field will be entitled to a single severance payment equal to three times his base compensation and three times his highest annual bonus for the prior three year period. In addition, upon his termination without "cause" or for "good reason" at any time, all of Mr. Field's then outstanding stock options shall vest and become exercisable, and shall remain exercisable for an additional 24 months. Finally, if any of Mr. Field's severance payments or benefits are deemed to be parachute payments under Section 162(m) of the Internal Revenue Code, we have agreed to make an additional payment to Mr. Field in an amount equal to two-thirds of the amount required to fully compensate him for the additional tax obligations arising under Section 162(m) of the Internal Revenue Code.

        Joseph M. Field Employment Agreement. We have entered into an employment agreement with Joseph M. Field pursuant to which Mr. Field serves as our Chairman. This employment agreement expires on July 1, 2006. The employment agreement provides for a minimum base compensation of $500,000 and an annual bonus to be determined by our Compensation Committee; provided that Mr. Field's potential annual bonus for any year is 60% of his base compensation for that year. Mr. Field's salary for the year 2003 was $505,145. Beginning July 1, 2003, base compensation under the employment agreement is automatically increased each July to reflect percentage increases in the Consumer Price Index. The employment agreement entitles Mr. Field to receive grants of options to purchase shares of our Class A Common Stock, as determined by our Board of Directors and/or our Compensation Committee in their discretion. In 2003, Mr. Field was allocated 80,000 stock options. Under this employment agreement, Mr. Field will also receive certain other insurance benefits as provided from time to time to our senior executive officers.

        If Mr. Field's employment is terminated either by us without "cause" or by him for "good reason," then Mr. Field will be entitled to a single severance payment equal to his base compensation and his annual bonus payable over the remainder of the agreement's term, with the bonus payment to be based on his average annual bonus for the prior three year period. In the event of a "change in control," however, if Mr. Field's employment is terminated either by us without "cause" or by him for "good reason," then Mr. Field will be entitled to a single severance payment equal to three times his base compensation and three times his annual bonus, based on his average annual bonus for the prior three year period. In addition, upon his termination without "cause" or for "good reason" at any time, all of Mr. Field's then outstanding stock options shall vest and become exercisable, and shall remain exercisable for an additional 24 months. If any of Mr. Field's severance payments or benefits are deemed to be parachute payments under Section 162(m) of the Internal Revenue Code, we have agreed to make an additional payment to Mr. Field in an amount equal to two-thirds of the amount required to fully compensate him for the additional tax obligations arising under Section 162(m) of the Internal Revenue Code. Mr. Field and his spouse are also entitled to medical insurance coverage for the duration of their respective lives.

        Stephen F. Fisher Employment Agreement. We have entered into an employment agreement with Stephen F. Fisher to serve as our Chief Financial Officer and Executive Vice President. Pursuant to this employment agreement, Mr. Fisher's salary for the year 2003 was $353,601, exclusive of a signing bonus and the issuance of restricted stock. The Board of Directors may approve additional salary, bonuses, options, fees, or other compensation. The employment agreement provides that we may terminate Mr. Fisher's employment at will. In the event of termination by us for cause, our obligations shall cease. In the event of a termination by us without cause, we are obligated to continue to pay Mr. Fisher's salary, auto allowance and bonus for the period through February 28, 2005 or one year from the date of such termination, whichever is longer. Under certain circumstances, Mr. Fisher has the right to terminate the agreement upon ninety days notice.

        On March 9, 2004 we entered into a Supplement to Employment Agreement with Mr. Fisher. This supplement provides that Mr. Fisher's existing employment agreement will not automatically renew on February 28, 2005. Under the terms of this supplement, if a new agreement is not entered into upon or prior to the expiration of his existing employment agreement, Mr. Fisher's employment with us shall continue for a period of nine months during which Mr. Fisher will provide part-time consulting services.

        John C. Donlevie Employment Agreement. We have entered into an employment agreement with John C. Donlevie pursuant to which Mr. Donlevie serves as our Executive Vice President, Secretary and General Counsel. Pursuant to this employment agreement, Mr. Donlevie's salary for the year 2003 was $282,881. The Board of Directors may approve additional salary, bonuses, options, fees, or other compensation. The employment agreement provides that Mr. Donlevie's employment may be terminated at will by either party: (i) immediately, if good cause for termination exists; or (ii) upon thirty days notice in the absence of good cause.

PERFORMANCE GRAPH

The following Comparative Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        The following line graph compares the yearly percentage change in the cumulative total shareholder return on our Class A common stock against the cumulative total return of: (i) the S&P 500 Index; and (ii) the S&P Broadcasting & Cable TV Index.

COMPARISON OF 59 MONTH CUMULATIVE TOTAL RETURN

	Cumulative Total Return
	1/29/99	12/99	12/00	12/01	12/02	12/03
ENTERCOM COMMUNICATIONS CORP.	$100.00	$215.45	$111.99	$162.60	$152.59	$172.23
S & P 500	100.00	116.19	105.61	93.06	72.49	93.28
S & P BROADCASTING & CABLE TV	100.00	150.48	108.67	103.91	68.55	94.31

BOARD OF DIRECTOR COMMITTEE REPORTS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        The Compensation Committee (the "Committee") of the Board of Directors of Entercom Communications Corp. (the "Company") is currently comprised of David J. Berkman, Chairman, Herbert Kean and Edward H. West, each an independent director. The Committee is responsible for establishing the Company's compensation programs for its directors, officers, employees and consultants, and administering the Company's stock option incentive plans. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

Compensation Philosophy and Policy

        The compensation philosophy of the Committee is to motivate the Company's executive officers and management employees to attain financial, operational and strategic objectives through a competitive compensation program while also aligning the financial goals of such executives and management with those of the Company's shareholders. In administering the program, the Committee assesses the performance of the Company's business and employees relative to those objectives. The Committee also considers the performance of the Company's business as compared to the performance of its competitors. To ensure that pay is competitive, the Committee regularly compares its pay practices with those of the Company's competitors and sets pay parameters based on this review. Last year, the Committee has utilized and relied upon the analysis and recommendations of an independent compensation consultant in order to assist it in formulating its compensation strategy for the CEO, the Chairman and Directors.

        The Committee's compensation program generally provides incentives to achieve both annual and longer term objectives. The principal elements of the compensation plan include base salary, cash bonus awards and stock awards in the form of grants of stock options, restricted common stock and other stock-related benefits (including participation in the Employee Stock Purchase Plan). These elements generally are blended in order to implement the Committee's compensation philosophy.

Base Salary

        During 2003, the Company had employment agreements with each of David J. Field, Joseph M. Field, Stephen F. Fisher and John C. Donlevie. In setting base salaries for officers and employees, the Committee considered the experience of the individual, the scope and complexity of the position, the Company's size and growth rate and the compensation paid by the Company's competitors. Due to the increasingly competitive nature of the radio industry, compensation amounts paid by the Company's competitors are expected to continue to grow in importance as the Committee assesses its future compensation structure to ensure the Company's ability to continue to attract and retain highly qualified executives.

Annual Incentives

        All of the Company's executive officers (to the extent they are not already entitled to receive a bonus under their respective employment agreements), are eligible to receive bonuses which are determined after a review of Company performance versus specified Company goals. For 2003, David J. Field, Stephen F. Fisher and John C. Donlevie received discretionary bonuses determined by the Committee as described in the Summary Compensation Table.

Stock Awards

        To promote the Company's long-term objectives, stock awards are made to employees of the Company and employees of subsidiaries of the Company (including employees who are officers or directors), non-employee directors of the Company and certain advisors and consultants who are in a position to make a significant contribution to the Company's long-term success. The stock awards are made pursuant to the Entercom 1998 Equity Compensation Plan, in the form of nonqualified stock options and restricted stock awards. The Committee has the authority to determine the individuals that shall be given awards and the terms of such awards.

Chief Executive Officer Compensation

        David J. Field's salary for the year 2003 was initially $650,000 and was increased, effective July 1, 2003, to $663,376, resulting in an annualized salary of $656,688 for the year. The compensation of Mr. Field during 2003 was determined based upon the same factors used in setting other executive officer salaries, as well as the salaries paid to chief executive officers of comparable companies. The Company is party to an employment agreement with Mr. Field dated July 2002. In order to establish such compensation under this agreement, the Committee had retained and relied upon an independent compensation consultant. This consultant had evaluated the Company's peer group and prepared an analysis of executive compensation and executive employment agreements within such peer group. The consultant considered the exceptional performance of the Company compared with its peers and the transition of the position of Chief Executive Officer from Joseph M. Field to David J. Field during 2002 and beyond.

Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), imposes limitations upon the federal income tax deductibility of compensation paid to the Company's chief executive officer and to each of the Company's other four most highly compensated executive officers. Under these limitations, the Company may deduct such compensation only to the extent that during any year the compensation paid to any such officer does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by the Company's shareholders). Based on the Company's current compensation plans and policies and proposed regulations interpreting the Internal Revenue Code, the Committee believes that, for the near future, there is not a significant risk that the Company will lose any significant tax deduction for executive compensation. The Company's compensation plans and policies may be modified if the Committee determines that such an action is in the best interests of the Company's shareholders.

Conclusion

        Through the plans described above, a significant portion of the Company's compensation programs (including the compensation of David J. Field) are contingent on the Company's performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Committee remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives may result in highly variable compensation for a particular time period.

                      COMPENSATION COMMITTEE

                      David J. Berkman, Chairman
                      Herbert Kean
                      Edward H. West

March 30, 2004

AUDIT COMMITTEE REPORT

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

To the Board of Directors:

        The Audit Committee has reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2003.

        The Audit Committee has discussed with the independent accountants, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with PricewaterhouseCoopers LLP their independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities Exchange Commission.

        The Audit Committee is currently comprised of Edward H. West, Chairman, David J. Berkman and Daniel E. Gold, each an independent director.

                      AUDIT COMMITTEE

                      Edward H. West, Chairman
                      David J. Berkman
                      Daniel E. Gold

March 30, 2004

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 1, 2004, regarding the beneficial ownership of our Common Stock by: (i) each person known by us to beneficially own more than 5% percent of any class of our common stock; (ii) each of our directors and Named Executive Officers; and (iii) all of our directors and executive officers as a group. Each shareholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted. Shares of common stock subject to options currently exercisable or which are exercisable within 60 days are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options but are not deemed outstanding for calculating the percentage of any other person.

	Common Stock
	Class A(1)		Class B(2)		Percentages
Name of Beneficial Owner	Number of Shares Beneficially Owned(3)	Percent of Class	Number of Shares Beneficially Owned(3)	Percent of Class	Total Economic Interest	Total Voting Power
Joseph M. Field(4)	1,101,536	2.53%	7,382,555	87.56%	16.34%	58.91%
David J. Field(5)	1,989,142	4.58%	749,250	8.89%	5.28%	7.76%
John C. Donlevie	186,612	*	—	—	*	*
Stephen F. Fisher	275,891	*	—	—	*	*
David J. Berkman	19,857	*	—	—	*	*
Daniel E. Gold	412	*	—	—	*	*
Edward H. West	1,662	*	—	—	*	*
Robert S. Wiesenthal(6)	—	—	—	—	—	—
Herbert Kean	608,511	*	—	—	1.18%	*
Massachusetts Financial Services Company(7)	3,742,666	8.69%	—	—	7.27%	3.08%
Wellington Management Company, LLP(8)	2,217,500	5.15%	—	—	4.31%	1.82%
T. Rowe Price Associates, Inc.(9)	2,198,900	5.11%	—	—	4.27%	1.81%
Putnam, LLC(10)	2,186,500	5.08%	—	—	4.25%	1.80%
All directors and executive officers as a group (9 persons)	3,977,529	8.96%	8,131,805	96.44%	22.93%	66.91%

*
Less than one percent.

(1)
For the purpose of calculating the percentage of Class A common stock held by each shareholder, the total number of shares of Class A common stock outstanding does not include the shares of Class A common stock issuable upon conversion of the outstanding shares of Class B common stock. The number of shares of Class A common stock also includes all issued shares of restricted stock and shares that may be acquired within 60 days through the exercise of options.

(2)
The Class A common stock and the Class B common stock vote together as a single class on all matters submitted to a vote of shareholders. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to ten votes, except: (a) any share not voted by either Joseph M. Field or David J. Field is entitled to one vote; (b) the holders of Class A common stock, voting as a separate class, are entitled to elect two directors; (c) each share of Class B common stock is entitled to one vote with respect to any "going private" transactions under the Exchange Act; and (d) as required by law. The shares of Class B common stock are convertible in whole or in part, at the option of the holder, subject to certain conditions, into the same number of shares of Class A common stock.

(3)
Shares beneficially owned and percentage ownership are based on 43,059,586 shares of Class A common stock and 8,431,805 shares of Class B common stock outstanding as of March 1, 2004. The number of shares of Class A common stock also includes all issued shares of restricted stock and shares that may be acquired within 60 days through the exercise of options.

(4)
Includes with respect to Class A common stock: (a) 301,389 shares of Class A common stock which may be acquired through the exercise of options; (b) 38,578 shares of Class A common stock held of record by Joseph M. Field as trustee of a trust for the benefit of a sister of Marie H. Field; and (c) 200,000 shares of Class A common stock beneficially owned by Joseph M. Field as a director and officer of the Joseph and Marie Field Foundation. Mr. Field disclaims beneficial ownership of all shares of Class A and Class B common stock owned by his spouse, Marie H. Field. These shares (which are included in the amounts listed above) include: (i) 330,000 shares of Class B Common Stock; (ii) 132,368 shares of Class A common stock held of record by Marie H. Field as co-trustee of a trust for the benefit of David J. Field; and (iii) 206,094 shares of Class A common stock held of record by Marie H. Field as co-trustee of a trust for the benefit of her daughter. The address of this shareholder is 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

(5)
Includes with respect to Class A common stock: (a) 412,500 shares of Class A common stock which may be acquired through the exercise of options; (b) 206,094 shares of Class A common stock held of record by David J. Field as co-trustee of a trust for the benefit of his sister, (c) 438,876 shares of Class A common stock held of record by David J. Field as co-trustee of a trust for the benefit of David J. Field and his children; and (d) 921,572 shares of Class A common stock held of record by David J. Field as co-trustee of two trusts for the benefit of the descendants of David J. Field and his sister. The address of this shareholder is 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

(6)
Robert S. Wiesenthal became a member of the Board of Directors on April 1, 2004.

(7)
The Address of this shareholder is 500 Boylston Street, Boston MA 02116.

(8)
The Address of this shareholder is 75 State Street, Boston MA 02109.

(9)
These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with the power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The Address of this shareholder is 100 E. Pratt Street, Baltimore, MD 21202.

(10)
Putnam, LLC (d/b/a "Putnam Investments") wholly owns two registered investment advisers: Putnam Investment Management, LLC ("PIM") and The Putnam Advisory Company, LLC ("PAC"). Amounts listed include: (a) 2,155,600 shares beneficially owned by PIM; and (b) 30,900 shares beneficially owned by PAC. The address of Putnam Investments, PAC and PIM is One Post Office Square, Boston, Massachusetts 02109.

OTHER INFORMATION

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        Shareholder Director Nominations.    Our Bylaws require that for director nominations to be properly brought before an annual meeting by a shareholder, the shareholder must have given notice no later than sixty (60) days prior to the anniversary date of the immediately preceding annual meeting of shareholder. Accordingly, the deadline for notification of shareholder director nominations for the 2005 annual meeting is March 14, 2005. Any such shareholder notification must comply with the requirements set forth in our Bylaws and must be submitted in writing to the Corporate Secretary, Entercom Communications Corp., 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

        Other Shareholder Proposals.    Our Bylaws require that for a proposal (other than a director nomination) to be properly brought before an annual meeting by a shareholder, the shareholder must have given notice no later than the earlier of (i) sixty (60) days prior to the anniversary date of the immediately preceding annual meeting of shareholders or (ii) one hundred twenty (120) days prior to the anniversary date of the mailing of the Company's proxy statement for the immediately preceding annual meeting of shareholders. Accordingly, the deadline for notification of shareholder proposals for the 2005 annual meeting is December 10, 2004. Any such shareholder notification must comply with the requirements set forth in our Bylaws and must be submitted in writing to the Corporate Secretary, Entercom Communications Corp., 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

        Inclusion in Proxy Statement.    In order for a shareholder proposal to be considered for inclusion in our proxy statement, such shareholder proposals must satisfy the requirements of Rule 14a-8 of the Exchange Act as well as those set forth in our Bylaws. In accordance with Rule 14a-8, any such shareholder proposal must be received at our executive office (Entercom Communications Corp., 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004) not less than 120 calendar days before the date of our proxy statement released to shareholders in connection with the previous year's annual meeting. Accordingly, the deadline for notification of shareholder proposals for inclusion in our proxy statement for the 2005 annual meeting is December 10, 2004.

OTHER PROPOSALS

        We do not know of any other matters to be presented at the annual meeting other than those discussed in this proxy statement. If however, other matters are properly brought before the annual meeting, your proxies will be able to vote those matters at their discretion.

INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

        PricewaterhouseCoopers LLP ("PwC") has served as our independent accountants since June 2002. Our Audit Committee, has appointed PwC to serve as our independent auditors for the 2004 year. It is anticipated that a representative of PwC will attend the annual meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of shareholders.

        Changes in Accountants.    On June 21, 2002, we dismissed Arthur Andersen LLP ("Andersen"), our previous independent public accountants, and named PwC as our new independent accountants in accordance with a resolution of our Board of Directors. Andersen previously audited our financial statements for the year ended December 31, 2001. The report of Andersen on our financial statements for the year ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the same period, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. On June 26, 2002, we filed a Current Report on Form 8-K regarding this change in accountants.

        Principal Accounting Firm Fees.    The following table sets forth the aggregate fees billed to us by PwC, our principal accounting firm, for the fiscal years ended December 31, 2003 and December 31, 2002:

December 31, 2003

Audit Fees	$323,150	(a)
Audit-Related Fees	77,070	(b)
Tax Fees	—
All Other Fees	1,400

TOTAL	$401,620

December 31, 2002

Audit Fees	$228,845	(a)
Audit-Related Fees	19,725	(c)
Tax Fees	—
All Other Fees	—

TOTAL	$248,570

(a)
The professional services rendered included: (i) the audit of our annual financial statements for that year; and (ii) reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that year. Amount includes the reimbursement of expenses incurred by accounting firm in connection with their performance of such professional services.

(b)
These professional services included certain services rendered by PwC in connection with our compliance with new rules and regulations promulgated by the Securities and Exchange Commission and New York Stock Exchange.

(c)
These professional services included certain services rendered by PwC to review our annual financial statements for the year ended December 31, 2001 as prepared by Andersen.

        Utilization of De Minimums Approval Exemption.    Zero percent of the Principal Accounting Firm Fees listed above were approved under the approval provisions of Rule 2-01(c)(7)(i)(C) of Regulation S-K.

        Pre-Approval Policies.    The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors in that under the amended and restated Audit Committee Charter, all auditor engagements must be approved in advance by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons"), to file reports of beneficial ownership (Forms 3, 4 and 5) of our equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on our review of Forms 3, 4 and 5 and amendments thereto furnished to us, we believe the Reporting Persons of Entercom were in compliance with these requirements for 2003.

CORPORATE GOVERNANCE

        We have an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. We comply with the rules and regulations promulgated by the Securities and Exchange Commission and the New York Stock Exchange, and implement other corporate governance practices as we believe are in the best interest of the Company and its shareholders.

  •
  Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to each of our employees including our principal executive officer and senior members of our finance department. Our Code of Business Conduct and Ethics is posted on our Corporate Governance page of our website located at http://www.entercom.com. We will provide a paper copy of the Code of Business Conduct and Ethics upon any request by a shareholder.

  •
  Board Committee Charters. Each of our Audit Committee, Compensation Committee and Nominating / Corporate Governance Committee has a committee charter as required by the rules of the New York Stock Exchange. These committee charters are posted on our Corporate Governance page of our website located at http://www.entercom.com. We will provide a paper copy of any one or more of such charters upon any request by a shareholder.

  •
  Corporate Governance Guidelines. Our Board of Directors has established certain Corporate Governance Guidelines as required by the rules of the New York Stock Exchange. These guidelines are posted on our Corporate Governance page of our website located at http://www.entercom.com. We will provide a paper copy of our Corporate Governance Guidelines upon any request by a shareholder.

  •
  Policies and Procedures for Complaints Regarding Accounting, Internal Accounting Controls, Fraud or Auditing Matters. We have established certain policies and procedures through which employees may report concerns regarding accounting, internal accounting controls, fraud or auditing matters. A copy of our policy is posted on our Corporate Governance page of our website located at http://www.entercom.com.

ANNUAL REPORT

        We are mailing a copy of our 2003 Annual Report together with this proxy statement to shareholders of record on the annual meeting record date. Any shareholder who desires an additional copy may obtain it, without charge, by addressing a request to the Corporate Secretary, Entercom Communications Corp., 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

By Order of the Board of Directors,
John C. Donlevie Secretary

Bala Cynwyd, Pennsylvania
April 9, 2004

APPENDIX A
Directions To
Annual Meeting Of Shareholders
Of Entercom Communications Corp.

        The 2004 Annual Meeting of Shareholders of Entercom Communications Corp. will be held on Thursday, May 13, 2004 at the Radnor Valley Country Club, 555 Sproul Road, Villanova, Pennsylvania 19085. The meeting will begin at 10:00 a.m., with a continental breakfast being provided to shareholders attending the meeting. Doors to the meeting will open at 9:30 a.m.

Address:

Radnor Valley Country Club
555 Sproul Road
Villanova, Pennsylvania 19085
(610) 688-9450

Directions:

        From Downtown Philadelphia: Follow I-76 West to I-476 South (Blue Route). Proceed on I-476 South to Exit 13 (St. Davids/Villanova). Turn right onto Route 30 East (Lancaster Ave.). At third traffic light turn right onto Sproul Rd. (Route 320). Radnor Valley Country Club is located 1.5 miles on the left.

        From Philadelphia International Airport: Follow I-95 South to I-476 North (Blue Route). Proceed on I-476 North to Exit 13 (St. Davids/Villanova). Turn right onto Route 30 East (Lancaster Ave.). At second traffic light turn right onto Sproul Rd. (Route 320). Radnor Valley Country Club is located 1.5 miles on the left.

Appendix A - Page1

APPENDIX B
Entercom Communications Corp.
Categorical Standards For Director Independence

General Information

        A director of Entercom Communications Corp. (the "Company") who meets all of the following categorical standards will be considered independent.

Definitions

        "Affiliate" of a specified person (which includes a corporate entity or partnership) is a person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the specified person.

        "Immediate Family Member" includes a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who share such director's home; provided that when applying the three-year look back provisions of the categorical standards listed below, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

Categorical Standards

        To be considered independent under the rules of the New York Stock Exchange (the "NYSE"), the Board must determine that a director has no direct or indirect material relationship with the Company. The Board has the following established categorical standards to assist it in making this determination. A director is independent if he or she is not a current employee of the Company and, within the three years preceding the determination:

  •
  The director was not an employee of the Company.

  •
  An immediate family member of the director was not an executive officer of the Company.

  •
  The director (or an immediate family member of the director) did not receive more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

  •
  The director was not affiliated with or employed by a present or former (internal or external) auditor of the Company or an immediate family member of the director was not affiliated with or employed in a professional capacity by a present or former (internal or external) auditor of the Company.

  •
  The director (or an immediate family member of the director) was not employed as an executive officer of another company where any of the Company's executives served on that company's compensation committee.

  •
  The director was not an affiliate, executive officer or employee (or an immediate family member of the director was not an affiliate or executive officer) of another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or two percent (2%) of such other company's consolidated gross revenues.

  •
  The director (or an immediate family member of the director) was not an affiliate or executive officer of another company which was indebted to the Company, or to which the Company was

Appendix B - Page 1

    indebted, where the total amount of either company's indebtedness to the other was five percent (5%) or more of the total consolidated assets of the company he or she served as an affiliate or executive officer.

  •
  The director (or an immediate family member of the director) was not an officer, director or trustee of a charitable organization where the Company's (or an affiliated charitable foundation's) annual discretionary charitable contributions to the charitable organization, exceeded the greater of $1 million or five percent (5%) of that organization's consolidated gross revenues.

        Direct or indirect ownership of even a significant amount of Company stock by a director who is otherwise independent as a result of the application of the foregoing standards will not, by itself, bar an independence finding as to such director.

Appendix B - Page 2

APPENDIX C
Amended and Restated Charter
of the Audit Committee of
Entercom Communications Corp.

        This Amended and Restated Audit Committee Charter (this "Charter") was adopted by the Board of Directors (the "Board") of Entercom Communications Corp. (the "Company") on February 27, 2004.

I. Purpose

        The purpose of the Audit Committee (the "Committee") is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent auditor's qualifications and independence; and (iv) the performance of the Company's internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

        In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company's bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee's sole discretion.

        Notwithstanding the foregoing, the Committee's responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements as well as the Company's financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company's quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company's internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the "internal auditor") and the Company's independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

        Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term "review" to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term "review" as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II. Membership

        The Committee shall consist of no fewer than three members of the Board. Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its

Appendix C - Page 1

business judgment. In addition, either at least one member of the Committee shall be an "audit committee financial expert" within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") the reasons why at least one member of the Committee is not an "audit committee financial expert."

        The Board recognizes and intends that: (i) any board member designated as an Audit Committee Financial Expert not be deemed an expert for any purpose, including without limitation for purposes of Section 11 of the Securities Act of 1933; (ii) the designation or identification of a board member as an Audit Committee Financial Expert shall not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and Board in the absence of such designation or identification; and (iii) the designation or identification of a board member as an Audit Committee Financial Expert does not affect the duties, obligations or liability of any other member of the Audit Committee and Board.

        Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1). No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company's annual proxy statement.

        The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating/Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III. Meetings and Procedures

        The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company's bylaws that are applicable to the Committee.

        The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

        All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company's management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

        The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company's regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

        The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

Appendix C - Page 2

IV. Powers and Responsibilities

        1.     The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

        2.     The Committee shall pre-approve the engagement of the independent auditor before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company's engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee's responsibilities under the Exchange Act to the Company's management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

        3.     The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor's senior personnel that are providing audit services to the Company and shall present its conclusions with respect to auditor independence to the Board. In conducting its review:

          (i)    The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm's internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

          (ii)   The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor.

          (iii)  The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

          (iv)  The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

        4.     Meetings with Management, the Independent Auditor and the Internal Auditor.

          (i)    The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

          (ii)   The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the

Appendix C - Page 3

  effects of alternative GAAP methods on the Company's financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

          (iii)  The Committee shall review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        5.     Meetings with the Independent Auditor.

          (i)    The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management's responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; and (C) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated. The review should also include discussion of the responsibilities, budget and staffing of the company's internal audit function.

          (ii)   The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor's engagement letter, independent auditor's independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

          (iii)  The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as then in effect.

        6.     The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

        7.     The Committee shall meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

        8.     The Committee shall discuss with management and the independent auditor the Company's earnings press releases (with particular focus on any "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee's discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

        9.     The Committee shall discuss with management the Company's policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company's significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

Appendix C - Page 4

        10.   The Committee shall set clear hiring policies for employees or former employees of the Company's independent auditor.

        11.   The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

        12.   The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company's annual proxy statements.

        13.   The Committee shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor, the performance of the Company's internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

        14.   The Committee shall at least annually perform an evaluation of the performance of the Committee and its members.

        15.   The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

Appendix C - Page 5

    \*/ FOLD AND DETACH HERE \*/

PROXY	PROXY

ENTERCOM COMMUNICATIONS CORP.

PROXY FOR CLASS A COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
THURSDAY, May 13, 2004 at 10:00 a.m.

        The undersigned holder of Class A common stock, par value $0.01, of Entercom Communications Corp. (the "Company") hereby appoints John C. Donlevie and David J. Field or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all Class A common stock of the Company that the undersigned shareholder would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 13, 2004 at 10:00 a.m. local time, at the Radnor Valley Country Club, 555 Sproul Road, Villanova, Pennsylvania 19085, and at any adjournments or postponements of the Annual Meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

        This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1 & 2 and in the discretion of the proxies as to any other matters that may properly come before the Annual Meeting. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 & 2.

        PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

    \*/ FOLD AND DETACH HERE \*/

(Reverse)
Entercom Communications Corp.

1. PROPOSAL 1—Election of Class A Directors.
	☐	FOR	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	EXCEPTIONS
Nominees: David J. Berkman and Daniel E. Gold.
(INSTRUCTIONS: to withhold authority to vote for any one or more individual nominees, mark the "EXCEPTIONS" box and write the name of such individual(s) in the space provided below.)
Exceptions:

2. PROPOSAL 2—Election of Other Directors.
	☐	FOR	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	EXCEPTIONS
Nominees: Joseph M. Field, David J. Field, John C. Donlevie, Edward H. West and Robert S. Wiesenthal.
(INSTRUCTIONS: to withhold authority to vote for any one or more individual nominees, mark the "EXCEPTIONS" box and write the name of such individual(s) in the space provided below.)
Exceptions:

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.
The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement in which Proposals 1 & 2 are fully explained.
Signature:

Signature (if held jointly):

Date:

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

PROXY	PROXY

ENTERCOM COMMUNICATIONS CORP.

PROXY FOR CLASS B COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
THURSDAY, May 13, 2004 at 10:00 a.m.

        The undersigned holder of Class B common stock, par value $0.01, of Entercom Communications Corp. (the "Company") hereby appoints John C. Donlevie and Stephen F. Fisher or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all Class B common stock of the Company that the undersigned shareholder would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 13, 2004 at 10:00 a.m. local time, at the Radnor Valley Country Club, 555 Sproul Road, Villanova, Pennsylvania 19085, and at any adjournments or postponements of the Annual Meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

        This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposal 2 and in the discretion of the proxies as to any other matters that may properly come before the Annual Meeting. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

        PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(Reverse)

Entercom Communications Corp.

        1.     PROPOSAL 2 - Election of Other Directors.

☐	FOR	☐	WITHHOLD AUTHORITY	☐	EXCEPTIONS
to vote for all nominees listed below

  Nominees: Joseph M. Field, David J. Field, John C. Donlevie, Edward H. West and Robert S. Wiesenthal. (INSTRUCTIONS: to withhold authority to vote for any one or more individual nominees, mark the "EXCEPTIONS" box and write the name of such individual(s) in the space provided below.)

  Exceptions:

        2.     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

        The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement in which Proposal 2 is fully explained.

Signature:	Signature (if held jointly):	Date:

        Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROPOSALS
MANAGEMENT INFORMATION
EXECUTIVE OFFICERS
COMPENSATION INFORMATION
DIRECTOR COMPENSATION
EXECUTIVE OFFICER COMPENSATION
Stock Option Grants for Year Ended December 31, 2003
Stock Option Exercises and Year-End Value
EQUITY COMPENSATION
Equity Compensation Plan Information As Of December 31, 2003
EMPLOYMENT AGREEMENTS
PERFORMANCE GRAPH
COMPARISON OF 59 MONTH CUMULATIVE TOTAL RETURN
BOARD OF DIRECTOR COMMITTEE REPORTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER INFORMATION
APPENDIX A Directions To Annual Meeting Of Shareholders Of Entercom Communications Corp.
APPENDIX B Entercom Communications Corp. Categorical Standards For Director Independence
APPENDIX C Amended and Restated Charter of the Audit Committee of Entercom Communications Corp.